Exhibit 5.2

                     IRS DETERMINATION LETTER AS TO THE PLAN

INTERNAL REVENUE SERVICE                           DEPARTMENT OF THE TREASURY
P.O. BOX 2508
CINCINNATI, OH 45201
                                               Employer Identification Number:
                                                52-2107911
Date: FEB 15 2002                              DLN:
                                                17007277000021
USEC INC                                       Person to Contact:    ID# 11205
C/O TERRA CASTALDI                              BRIAN HOHLER
MORGAN LEWIS & BOCKIUS LLP                     Contact Telephone Number:
1111 PENNSYLVANIA AVENUE NW                     (877) 829-5500
WASHINGTON, DC 20004                           Plan Name:
                                                USEC SAVINGS PROGRAM

                                               Plan Number:  001


Dear Applicant:

     We have made a favorable determination on the plan identified above based on the information you have supplied. Please keep this letter, the application forms submitted to request this letter and all correspondence with the Internal Revenue Service regarding your application for a determination letter in your permanent records. You must retain this information to preserve your reliance on this letter.

     Continued  qualification  of the plan under its present form will depend on
its  effect  in  operation.   See  section   1.401-1(b)(3)  of  the  Income  Tax
Regulations. We will review the status of the plan in operation periodically.

     The enclosed Publication 794 explains the significance and the scope of this favorable determination letter based on the determination requests selected on your application forms. Publication 794 describes the information that must be retained to have reliance on this favorable determination letter. The publication also provide examples of the effect of a plan's operation on its qualified status and discusses the reporting requirements for qualified plans. Please read Publication 794.

     This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

     This determination is subject to your adoption of the proposed amendments submitted in your letter dated February 13, 2002. The proposed amendments should be adopted on or before the date prescribed by the regulations under Code section 401(b).

     This determination letter is applicable for the amendment(s) executed on December 28, 2000.

     Based on the information supplied, we have determined that your plan meets the requirements of section 401(k) of the Internal Revenue Code.

     This letter considers the changes in qualification requirements made by the Uruguay Round Agreements Act, Pub. L. 103-465, the Small Business Job Protection Act of 1996, Pub. L. 104-188, the Uniformed Services Employment and Reemployment Rights Act of 1994, Pub. L. 103-353, the Taxpayer Relief Act of 1997, Pub. L. 105-34, the Internal Revenue Service Restructuring and Reform Act of 1998, Pub.
L. 105-206, and the Community Renewal Tax Relief Act of 2000, Pub. L. 106-554.

     This letter may not be relied on with respect to whether the plan satisfies the requirements of section 401(a) of the Code, as amended by the Economic Growth and Tax Relief Reconciliation Act of 2001, Pub. L. 107-16.

     This requirement for employee benefits plans to file summary plan descriptions (SPD) with the U.S. Department of Labor was eliminated effective August 5, 1997. For more details, call 1-800-998-7542 for a free copy of the SPD card.

     We have sent a copy of this letter to your representative as indicated in the power of attorney.

     If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                            Sincerely yours,

                                            /s/ Paul T. Shultz

                                            Paul T. Shultz
                                            Director,
                                            Employee Plans Rulings & Agreements


Enclosures:
Publication 794